UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2015

INTREXON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	001-36042	26-0084895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of Principal Executive Offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 5, 2015, Intrexon Corporation (“Intrexon”) issued a press release announcing that Intrexon has determined the final distribution ratio relating to Intrexon’s previously announced distribution of an aggregate 17,830,305 shares of ZIOPHARM Oncology, Inc. (“ZIOPHARM”) common stock as a pro rata special dividend on shares of Intrexon common stock, and on shares of Intrexon common stock deliverable under Warrants relating to Intrexon common stock (“Warrants”) outstanding at the close of business on the record date of June 4, 2015 (the “Record Date”). Based on the number of Intrexon shares outstanding and shares deliverable under Warrants as of the Record Date, holders of Intrexon common stock will receive 0.162203 shares of ZIOPHARM common stock in the distribution with respect to each outstanding share of Intrexon common stock they own at the close of business on the Record Date, and holders of Warrants will receive 0.162203 shares of ZIOPHARM common stock in the distribution with respect to each share of Intrexon common stock deliverable under the Warrants they hold at the close of business on the Record Date. The distribution is expected to occur on or about June 12, 2015. A copy of the press release announcing the final distribution ratio is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In the same press release, Intrexon announced that it will concurrently file an Information Statement regarding the distribution. The Information Statement contains a description of ZIOPHARM, as well as a description of the distribution and certain U.S. federal income tax consequences of the distribution. The Information Statement is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2015

INTREXON CORPORATION

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated June 5, 2015

99.2	Information Statement dated June 5, 2015

4